CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated April 8, 2019 with respect to the consolidated financial statements of Hartman Short Term Income Properties XX, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2018, which are included in this Registration Statement. We consent to the inclusion of the aforementioned report in this Registration Statement and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 13, 2020